UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  November 2, 2016
Gramercy Property Trust
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35933	56-2466617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
521 Fifth Avenue, 30th Floor, New York, New York, 10175

(Address of Principal Executive Offices) (Zip Code)
(212) 297-1000
(Registrant's Telephone Number, including Area Code)

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On November 2, 2016, Gramercy Property Trust (the "Company") issued an earnings press release relating to the Company's financial performance for the three and nine months ended September 30, 2016. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. In addition, the Company intends to hold a conference call and audio webcast on Wednesday, November 2, 2016, at 11:00 AM EDT. Presentation materials will be made available prior to the call on the Company's website, www.gptreit.com, in the Investor Relations section under the "Events and Presentations" tab.

Item 7.01	Regulation FD Disclosure.
As discussed in Item 2.02. above, the Company issued a press release, dated November 2, 2016, relating to its financial performance for the three and nine months ended September 30, 2016, the text of which is incorporated by reference into this “Item 7.01. Regulation FD Disclosure.” In addition, as discussed in Item 2.02. above, the Company is making the presentation materials and supplemental available on its website.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of Gramercy Property Trust, dated November 2, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST

November 2, 2016	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer